Exhibit 99.1 Molina Healthcare 3Q Update 2006 Credit Suisse Healthcare Conference November 15-17, 2006 Phoenix, AZ

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of
1995: Anyone viewing or listening to this presentation is expected to have read
Molina’s Form 10-K for the year ended December 31, 2005, and its Forms 10-
Q for the quarters ended March 31, 2006, June 30, 2006 and September 30,
2006. Any statements made herein that are not historical facts are forward-
looking and thus subject to numerous risks and uncertainties that could cause our actual results to differ materially. Such forward-looking statements should be considered in connection with the risk factors and cautionary statements contained in our Forms 10-K and 10-Q and in our other reports and filings with the Securities and Exchange Commission. Unless otherwise noted, all forward-
looking statements represent our judgment as of November 16, 2006, and we disclaim any obligation to update such statements.
Cautionary Statement

Washington
280,000
New Mexico
62,000
Utah
54,000
Utah
54,000
Indiana
54,000
Michigan
227,000
Texas
3,000
California
302,000
Ohio
33,000
** All membership figures as of 9/30/2006
Contract
diversification
Organic growth
Acquisitions
Start ups
New populations
membership
growth
membership
growth
(in thousands)
405
489
788
893
564
1,015**
298
'00 '01 '02 '03 '04 '05 '06
Molina Markets & Members**

Third Quarter Financial Review
1,015,000
$517.5M
84.1%
11.7%
8.6%
$12.3M
$0.44
28.3M
Enrollment
Revenue
Medical Care Ratio
G&A Ratio
Core G&A
Net Income
Diluted EPS
Diluted Shares Outstanding
904,000
$428.6M
86.1%
11.0%
7.4%
$6.8M
$0.24
28.1M
3Q05
3Q06

Columbus
Cincinnati
Dayton
New Leadership:
Jesse Thomas
Central Region Expansion
Mandatory effective 12/1
Systems error identified
affecting ABD awards
East Central, Central,
& South West
Molina Healthcare of Ohio
NOT affected
Expansion Update
Ohio
Ohio

Texas Update
STAR  (TANF Product)
Started September 2006
(Houston)
Healthy Families  (CHIP Product)
Starts January 2007
(Houston)
STAR+PLUS  (ABD Product)
Starts January 2007
(San Antonio & Houston)
Houston
San Antonio

Quality
Quality
Accreditation
Quality
Accreditation
6 eligible
Molina
health plans
accredited by
NCQA &
HEDIS scores
posted on-line
All of Molina’s eligible health plans
named among the nation’s Top 50
Medicaid
health plans by US News &
World Report*
MHW:     state’s top
plan
MHC:      top 5
(2 plans) in CA
MHM:      top ten in MI
MHU:      state’s
top plan and
12th nationally
* source: http://www.whitehouse.gov/news/releases/2006/08/20060822-2.html
State Medicaid rankings:

Investment Highlights
A Solution to State’s rising Medicaid budgets
Diversified geographically and into new
populations
Demonstrated commitment to quality
Competitive administrative cost structure
Experienced management team
25+ year history

9 Q&A